SERVICE AGREEMENT

THIS SERVICE AGREEMENT ("SERVICE AGREEMENT") IS ENTERED INTO ON OR AS OF THE 12 DAY OF JULY, 2015 (THE "EFFECTIVE DATEN) BY AND BETWEEN

VGRAB INTERNATIONAL LTD. (hereinafter: Customer) having offices located at Kensington Gardens, No U1317, lot 7616; Jalan Jumidar Buyong, 87000 labuan, Malaysia

and

HAMPSHIRE INFOTECH SDN BHD (hereinafter: Service Provider) having offices located at No. 156, Jalan Utama, Georgetown, 10450 P. Pinang, Malaysia

_________________________________________________________________________________

The Parties hereto hereby agree that the complete agreement between such parties with respect the Services contemplated by this Service Agreement shall consist of this Service Agreement, the General Terms and Conditions set forth on Schedule A attached hereto and incorporated herein by reference (the “General Terms and Conditions”) and the Service levels set forth on Schedule B if required, attached hereto and incorporated herein by reference (the “Service Levels”). Capitalized terms used in this Service Agreement and defined in the General Terms and Conditions shall have the meanings assigned in the General Terms and Conditions.

A. SCOPE OF WORK

1.

The Provider shall provide the following services and / or products as set forth below (collectively, the "Services") in accordance with the timeline, if any, set forth in this Service Agreement

2.

List of Services and/or to be provided (not limited to):

a.

Development of Website and Apps;

b.

Debugged Coding;

c.

Website Design, Graphic Design;

d.

Renewal of Domain and Hosting;

e.

Hardware Maintenance;

f.

Software upgrade and or upgrades;

g.

Servers' Maintenance;

h.

Design Catalogues, Brochure and Articles; and

i.

Constant Upgrade of Apps Technology, Web Technology, Implementing various coding

3.

The following services, products not covered by this Service Agreement: Damage from flooding, lighting, fire, theft, vandalism, and other acts of God.

Excluded Services:

Customer understands and agrees that services required to recover from failures and/or incidents caused by any of the following circumstances are not considered normal maintenance and are not covered under this Service Agreement:

a.

Service and repair made necessary due to accidents or acts of God, damage from fire, water, wind, earthquakes, lightning, terrorism, transporting equipment, vandalism, or burglary;

b.

Service and repair made necessary by the alteration or modification of equipment;

c.

Service and repair of damage or problems caused by neglect. malicious activity, or misuse Including, without limitation, use of the system(s) for purpose other than which it was designed by the Customer, its employees, or third-party contractors;

d.

Service or repair due to electrical damage caused by electrical wiring at system location or resulting from electrical surges, sags, or spikes;

e.

Service and repair made necessary by bugs released by software vendors, e.g. adverse effects from installing updates or service packs;

4.

Both Parties agree that following expenses shall not be covered by the fees set forth in this Service Agreement and shall be charged by Provider to Customer:

a.

Labor, parts, hardware and software not covered by warranties;

b.

Software licenses, subscription or upgrade fees;

c.

Manufacturer or vendor support fees, whether by annual contract or per incident;

5.

Additional Projects:

6.

The Customer may occasionally require additional or amended services outside of the terms of this Service Agreement (collectively, "Additional Projects"). Provider will make available a detailed scope of work and labor quote for any Additional Project required by Customer.

Customer will be required to execute a change order for any Additional Project before any work for such Project is performed and understands that a separate invoice(s) will be generated for such work.

B. SERVICE FEE and INVOICING

In consideration for the Services contemplated by this Service Agreement, Customer shall pay the Provider as follows:

1.

A fee of 30.000 USD (thirty thousand US dollars), payable to the Provider account by the Customer not later than with 21 business days after reception of Provider's invoice.

2.

Within first 7 days after the end of each calendar month, Provider shall issue an invoice to the Customer.

3.

If during any month of this Agreement, Provider's services to the Customer shall consist of any services not listed above in p. A/2, Provider shall issue a separate invoice to the Customer, which shall be govern in terms of delivery and payment as regular invoice.

C. TIMELINE:

Except as otherwise set forth herein, the Services contemplated by this Service Agreement shall commence as of the Effective Date.

D. TERM:

1.

This Service Agreement shall remain in full force for the period of 12 months commencing from the Effective Date, hereinafter the Initial Term.

2.

Unless terminated by either Party by delivering a termination notice 30 business days before expiry of the Initial Term, this Agreement shall be automatically extended for additional periods of 12 months, hereinafter Subsequent Term

E. CUSTOMER OBLIGATIONS

Customer shall be responsible for the following:

1.

Customer may be required to conduct preliminary diagnostic steps or provide additional information related to a support request, prior to a technician being dispatched to Customer's facility; and

2.

Provide adequate access to facility

F. CONFIDENTIALITY

1.

Both Parties shall keep all and/or any information obtained from the other Party during the term of this Agreement confidential, assuring that its respective employees will not disclose any such information to any third party, prior to obtaining a written and specific permission from the Party concerned.

2.

If such disclosure is requested by local authority and/or is required to be made due to the local legal framework, the disclosing Party shall immediately inform the other Party about it, stating reason and providing all disclosed materials.

SIGNED by	SIGNED by
For and on behalf of	For and on behalf of
(the Service Provider)	(the Customer)
Hampshire Infotech Sdn Bhd	Vgrab International Ltd

/s/ Lim Hun Beng	/s/ Jacek P. Skurtys
Name: Lim Hun Beng	Name: Jacek P. Skurtys
Position: Director	Position: Director

SCHEDULE A

GENERAL TERMS AND CONDITIONS

3.

Service Agreements. This Schedule A, General Terms and Conditions ("General Terms and Conditions"), contains the general terms and conditions governing the relationship between the parties as part of any related Service Agreement.

4.

Term. The term of eaCh Service Agreement shall begin as of the Effective Date of SUCh Service Agreement and continue for the term specified on such Service Agreement. The term of each Service Agreement shall automatically extend for the Renewal Term specified on such Service Agreement, unless SUCh Service Agreement is terminated by either party by written notice of termination at least thirty (30) business days prior to the expiration of such term then in effect, or until otherwise terminated pursuant to the provisions of such Service Agreement or these General Terms and Conditions.

5.

Services. During the term of each Service Agreement, Provider shall provide Customer the Services described on such Service Agreement. The Services shall be provided by Provider in accordance with the timeline, if any, set forth on such Service Agreement. Customer shall satisfy all of Customer's obligations, if any, set forth on such Service Agreement.

Except as otherwise provided on a Service Agreement, Customer shall be responsible for providing the hardware, software and materials and for providing Provider with the information and access to Customer's facility as are necessary for Provider to render the Services. Except as otherwise provided on a Service Agreement, Customer Shalt be responsible for the application, operation, maintenance and support of its systems, hardware and software and all components thereof including, but not limited to, the implementation of appropriate procedures, training and safeguards and routine backups.

Except as otherwise provided on a Service Agreement, to the extent that Provider or any third party manufacturer specifies any preventative maintenance with respect to the Services, Customer shall be responsible for such maintenance.

From time to time, Customer may request that Provider provide additional or amended Services not covered by an existing Service Agreement, and the parties hereto may, but are not required to, agree to a change order for Services either by amending an existing Service Agreement or by entering into a new Service Agreement. Such change order, if executed, will specify the Services to be provided by Provider and terms for such Services, including, but not limited to, price terms.

6.

Compensation. Customer shall compensate Provider for the Services in accordance with the terms and payment schedule set forth on each Service Agreement. Customer shall make payments to Provider in accordance with such payment schedule and within thirty (30) days after receipt of an accurate invoice from Provider showing the value of the Services completed. Such invoice shall also itemize any reimbursable expenses. Customer shall also pay any sales, use, value-added, or other tax or charge imposed by any governmental entity upon the sale, use or receipt of the Services. Late payments shall accrue interest at the rate of one and one-half percent (1.5%) per month, or the maximum rate allowed by applicable law, whichever is lower.

Except as expressly set forth on a Service Agreement, Provider shall be responsible for all expenses incurred by Provider under such Service Agreement. To the extent that the reimbursement of any travel-related expenses IS authorized on a Service Agreement, Customer shall reimburse Provider for all reasonable expenses incurred by Provider for travel, lodging and sustenance when Provider is required to perform Services at locations other than Provider's offices.

7.

Installation. To the extent that any products or materials, are to be installed by Provider, Provider shall install such products or materials as specified on a Service Agreement. Installation dates are estimates only. Customer shall be responsible for preparation and maintenance of the site for such installation, including, but not limited to, providing necessary electrical power and communication lines and proper air conditioning and humidity control.

8.

Warranties. PROVIDER MAKES NO WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED REGARDING THE FUNCTIONAUTY OF HARDWARE OR SOFTWARE, BUT INSTEAD RELIES ON THE WARRANTIES PROVIDED BY THE MANUFACTURER OF EACH PRODUCT. EXCEPT AS EXPRESSLY STATED IN ANY SERVICE AGREEMENT OR THESE GENERAL TERMS AND CONDITIONS, PROVIDER DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL EXPRESS OR IMPUED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE.

Provider hereby warrants that any products or materials to be installed by Provider under any Service Agreement shall be performed or installed by Provider in a workmanlike manner, consistent with generally prevailing industry standards for comparable services, and in compliance with the requirements of such Service Agreement.

9.

Limitation of Liability. IN NO EVENT SHALL PROVIDER BE LIABLE TO CUSTOMER, ANY EMPLOYEE, AGENT OR CONTRACTOR OF CUSTOMER, OR ANY THIRD PARTY, FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, OR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL. EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO ANY SERVICE AGREEMENT OR THESE GENERAL TERMS AND CONDITIONS EVEN IF PROVIDER HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. PROVIDER'S LIABILITY TO CUSTOMER UNDER ANY SERVICE AGREEMENT AND THESE GENERAL TERMS AND CONDITIONS SHALL IN NO EVENT EXCEED THE TOTAL AMOUNT PAID BY CUSTOMER TO PROVIDER PURSUANT TO SUCH SERVICE AGREEMENT FOR THE SERVICES DURING THE PRECEDING TWELVE (12) MONTHS.

Termination. The parties hereto may terminate any Service Agreement, and their respective obligations under such Service Agreement, as follows: (1) by mutual, written consent of the parties hereto; (2) by Provider, if Customer fails to pay to Provider any payments under any Service Agreement when due, as contemplated by such Service Agreement; (3) by any party hereto upon (30) days written notice if the other party hereto materially breaches any term of any Service Agreement or these General Terms and Conditions or otherwise fails to satisfy any promise or covenant made herein or in any Service Agreement, and further provided that such party shall fail to cure said breach or failure within such period; ( (4) by Provider, with or without cause, upon (30) days' written notice of intent to terminate to Customer.

10.

Notices. All notices, demands and communications required or permitted in connection with each Service Agreement shall be in writing and shall be deemed effectively given in all respects upon personal delivery or, if mailed, by registered or certified mail, postage prepaid, return receipt requested, or by overnight courier, the receipt of which is confirmed, addressed to the party hereto at the address set forth in the first paragraph of such Service Agreement (or such other address for a party as shall hereafter be specified by like notice). Either party hereto may from time to time change its notification address by giving the other party hereto prior written notice of the new address and the effective date thereof.

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11.

Relationship of the Parties. Neither any Service Agreement nor these General Terms and Conditions shall create, nor shall be represented by either party hereto to create, a partnership, joint venture, employer- employee, master-servant, principal-agent, or other relationship whatsoever between the parties hereto.

12.

Successors and Assigns. Each Service Agreement shall benefit and be binding upon the parties hereto and their respective successors and assigns.

13.

Force Majeure. Neither party hereto shall be deemed in default of any Service Agreement or these General Terms and Conditions to the extent that performance of its obligations (other than an obligation of payment) or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, civil disturbance, terrorism, acts or omissions of suppliers and other third parties, act of government, strikes, unavailability of material, facilities, telecommunications services or supplies or any other cause beyond the reasonable control of such party (each, a “Force Majeure Event”).

14.

Modification or Waiver. The parties hereto may, by mutual agreement, amend any provision of any Service Agreement or these General Terms and Conditions, and any party hereto may grant consent or waive any right to which it is entitled under any Service Agreement or these General Terms and Conditions or any condition to its obligations under any Service Agreement or these General Terms and Conditions, provided that each such amendment, consent or waiver shall be in writing.

15.

Governing Law. Each Service Agreement and these General Terms and Conditions shall be governed by and construed in accordance with the laws of Malaysia. The parties hereto consent to submit to the jurisdiction of the Courts of Malaysia for any actions, suits or proceedings arising out of or relating to each any Service Agreement or these General Terms and Conditions.

16.

Severability. In the event that any provision of any Service Agreement or these General Terms and Conditions, or any word, phrase, clause, sentence or other provision thereof, should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make such Service Agreement or these General Terms and Conditions as modified legal and enforceable to the fullest extent permitted under applicable laws.

17.

Entire Agreement. These General Terms and Conditions and each Service Agreement and other attachments thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, purchase orders, understandings and negotiations, whether oral or written, between the parties hereto with respect to such subject matter.

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